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                                                                    Exhibit 10.4

                                     FORM OF
                         DIRECTOR STOCK OPTION AGREEMENT
                          GAYLORD ENTERTAINMENT COMPANY
                  1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

         This DIRECTOR STOCK OPTION AGREEMENT (the "Agreement") is between Gaylord Entertainment Company, a Delaware corporation (the "Company"), and ____________ (the Grantee"), a member of the Board of Directors of the Company (the "Board"), under the Company's 1997 Omnibus Stock Option and Incentive Plan (the "Plan").

         Pursuant to Section 7 of the Plan, the Grantee has been awarded a Nonqualified Stock Option on the terms and conditions set forth in the Plan and this Agreement. In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree to the terms of this Agreement and of the Plan.

         Section 1. Award of Options. This Agreement evidences the award to Grantee of a Nonqualified Stock Option (the "Options") to purchase __________ shares of Common Stock at an exercise price of $____ per share, in accordance with and pursuant to Section 7 of the Plan.

         Section 2. Exercise of Option Rights.

         2.1 Times When the Option Can Be Exercised. The Option shall vest as follows: ______ shares shall vest on the first anniversary date hereof; _____ shares shall vest on the second anniversary date hereof; _____ shares shall vest on the _____ anniversary date hereof and _____ shares shall vest on the fourth anniversary date hereof.

         2.2 Term of Option. The term during which the Option may be exercised shall terminate on ___________, ____ years from the date that the Option was initially awarded, subject to earlier termination as provided for in Section 3 of this Agreement.

         2.3 Notice of Exercise. If the Grantee wishes to exercise his rights hereunder, the Grantee must give notice of exercise to the Company at the Company's principal office. The Grantee must give the notice in writing in form satisfactory to the Compensation Committee of the Board (the "Committee"). The Grantee must include with the notice full payment for any shares being purchased under the Option (unless, in accordance with the Plan, the Committee shall have provided otherwise), and any taxes due under Section 2.4.2 hereof.

         2.4 Payment.

             2.4.1 Payment for any Common Stock being purchased under the Option must be made in cash, by certified or bank check, or by delivering to the Company Common Stock which the Grantee already owns. If the Grantee pays by delivering Common Stock of the Company, the Grantee must include with the notice of exercise the certificates for the Common Stock duly endorsed for transfer. The Company will value the Common Stock delivered by the Grantee at its Fair Market Value as of the date of receipt as set forth in the Plan and, if the value of the Common Stock delivered by the Grantee exceeds the amount required under this Section 2.4.1 will return to the Grantee cash in an amount equal to the value, so determined, of any fractional portion of a share



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of Common Stock exceeding the amount required and will issue a certificate for any whole share of Common Stock exceeding the amount required.

             2.4.2 The Grantee cannot buy any Common Stock under the Option unless, at the time the Grantee gives notice of exercise to the Company, the Grantee includes with such notice payment in cash or by certified or bank check of all local, state, or federal withholding taxes due, if any, on account of buying Common Stock under the Option or gives other assurances to the Company satisfactory to the Committee of the payment of those withholding taxes.

         2.5 Transfer.

             2.5.1 The Company shall deliver certificates for Common Stock bought under the Option as soon as practicable after receiving payment for the Common Stock and for any taxes under Section 2.4.2 hereof, and all documents required under the Plan and this Agreement. The certificates will be made out in the name of the Grantee.

             2.5.2 If the Plan or any law, regulation, or interpretation requires the Company to take any action regarding the Common Stock before the Company issues certificates for the Common Stock being purchased, the Company may delay delivering the certificates for the Common Stock for the period necessary to take that action.

         Section 3. Termination.

         3.1 Generally. Except as otherwise provided in this Agreement and the Plan, the Option may not be exercised unless the Grantee is then serving as a member of the Board of Directors of the Company. In the event that Grantee shall cease to serve as a member of the Board (other than by reason of death, Disability, Retirement or for Cause) any portion of the Option that is exercisable may be exercised by Grantee within 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter.

         3.2 Death or Disability. If the Grantee dies while serving as a member of the Board (or within the period of extended exercisability provided herein), or if the Grantee's services terminates by reason of Disability the Option will become fully vested and exercisable (notwithstanding the provisions of Section
2.1 hereof), and may be exercised by the Grantee, by the legal representative of the Grantee's estate, or by the legatee under the Grantee's will at any time following six months from the date the Option was initially awarded and until the expiration of the term of the Option provided in Section 2.2 hereof.

         3.3 Retirement. If the Grantee's service on the Board terminates by reason of Retirement, any portion of the Option may be exercised by Grantee, to the extent such portion was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the date of grant (but before the date of such Retirement) at any time until the expiration of the term of the Option provided in Section 2.2 hereof.

         3.4 Committee Discretion. Notwithstanding the provisions of subsections
3.1 through 3.3 above, the Committee may, in its sole discretion, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee's service as a member of the Board of Directors, to the extent permitted by applicable federal and state law.


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         Section 4. Governing Provisions. This Agreement is made pursuant to
Section 7 of the Plan and, in general, under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Plan. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan.

         Section 5. Miscellaneous.

         5.1 Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Grantee concerning the Option granted under the Plan, and include all earlier negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions, or understandings, either orally or in writing, that are not included in this Agreement or the Plan.

          5.2 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

         5.3 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

         5.4 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed if to the Company or the Committee, to the principal office of the Company and, if to the Grantee, to the Grantee's last known address on the personnel records of the company.

         5.5 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

         5.6 Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors and assigns; however, neither the Option nor this Agreement is transferable otherwise than by will or by the laws of descent and distribution.

         5.7 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.



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         The Company and the Grantee have caused this Agreement to be signed and delivered as of the ___ day of ___________, _____.


                                      GAYLORD ENTERTAINMENT COMPANY



                                      By:
                                           -------------------------------------
                                           Carter R. Todd, Senior Vice President



                                      By:
                                           -------------------------------------
                                           Grantee














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